UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 19, 2011, Sanchez Energy Corporation (the “Company”) completed its initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $22.00 per share. The shares of Common Stock were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-176613) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 1, 2011, including a prospectus (the “Prospectus”), which contains the material terms of the IPO, filed with the Commission on December 14, 2011 pursuant to Rule 424(b)(4). In connection with the completion of the IPO, the Company entered into the material contracts described below.

Contribution Agreements

The description of the Contribution Agreements provided under Item 2.01 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. Copies of the Contribution Agreements are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Services Agreement

On December 19, 2011, in connection with the closing of the IPO, the Company entered into a Services Agreement (the “Services Agreement”) with Sanchez Oil & Gas Corporation (“SOG”), pursuant to which employees of SOG will be provided to the Company to provide certain services to the Company with respect to the Company’s business under the direction, supervision and control of SOG. The Company is to compensate SOG for the provision of services to the Company at a price equal to SOG’s cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to persons that provide the services on SOG’s behalf) allocated in accordance with SOG’s regular and consistent accounting practices, including for any such costs arising from amounts paid directly by Sanchez Energy Partners I, LP (“SEP I”) or any of its affiliates (SEP I and its affiliates (excluding the Company), together with SOG, the “Sanchez Group”) on SOG’s behalf or borrowed by SOG from other members of the Sanchez Group, in each case in connection with the performance by SOG of services on the Company’s behalf. The Company will also reimburse SOG for sales, use or other taxes, or other fees or assessments imposed by law in connection with the provision of services to the Company (other than income, franchise or margin taxes measured by SOG’s net income or margin and other than any gross receipts or other privilege taxes imposed on SOG) and for any costs and expenses arising from or related to the engagement or retention of third party service providers.

The initial term of the services agreement is five years. The term will automatically extend for additional 12-month periods unless either party provides 180 days written notice otherwise prior to the expiration of the applicable 12-month period. Either party may terminate the agreement at any time upon 180 days written notice.

Pursuant to these arrangements, SOG will perform centralized corporate functions for the Company, such as general and administrative services, geological, geophysical and reserve engineering, lease and land administration, marketing, accounting, operational services, information technology services, compliance, insurance maintenance and management of outside professionals. SOG agreed to perform services for the Company consistent with management and administrative practices that it would provide for itself in the performance of similar services. SOG is liable to the Company, and then only to a limited extent, in connection with the performance of services to the Company only in the event of SOG’s or its affiliates’ gross negligence or willful misconduct. In particular, in most instances SOG’s liability as a result of such gross negligence or willful misconduct is limited to an amount not to exceed the lesser of (i) the price paid by the Company for the particular service, (ii) the cost to the Company of performing the particular service itself during the remainder of the term of the Services Agreement or (iii) SOG’s cost of obtaining the particular service from a third party during the remainder of the term of the Services Agreement.

Also under the Services Agreement, the Company is entitled to indemnification for certain liabilities, and the Company is required to indemnify SOG for certain liabilities. SOG is required to indemnify the Company for third party infringement or misappropriation claims relating to the services performed by SOG, the data or other information provided to the Company or used by SOG in connection with the services, the Licensing Agreement (as defined below) or the Company’s operations based on the services provided by SOG. The Company, on the other hand, is otherwise required to indemnify SOG and its affiliates from liabilities relating to the services or products provided to the Company by SOG or the Company’s agreements with SOG, to the extent not directly caused by the gross negligence or willful misconduct of SOG or its affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Geophysical Seismic Data Use License Agreement

Also on December 19, 2011, in connection with the Services Agreement, the Company entered into a Geophysical Seismic Data Use License Agreement (the “License Agreement”) with SOG, SEP Holdings III, LLC (“SEP Holdings III”) and SN Marquis LLC (“Marquis LLC”). Any other subsidiary of the Company may become a licensee under the License Agreement upon execution of a written agreement pursuant to which it agrees to be bound by the provisions thereof as if it were a party thereunder (any such party, together with the Company, SEP Holdings III and Marquis LLC, the “Licensees”). Pursuant to the License Agreement, SOG granted the Licensees a license to the unrestricted proprietary seismic, geological and geophysical information related to the Licensees’ properties owned by SOG, and all such information related to the Licensees’ properties not otherwise licensed to the Licensees is to be interpreted and used by SOG for the Company’s benefit under the Services Agreement. The License Agreement terminates concurrently with the termination or expiration of the Services Agreement. The indemnification provisions in the Services Agreement described above govern the License Agreement to the extent they are related to the License Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the SEP I Contribution Agreement (as defined below), the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 19, 2011, with SEP I. The shares of Common Stock held at any time by SEP I or, subject to compliance with the assignment provisions of the Registration Rights Agreement, any other person that is the beneficial owner of Common Stock as a result of the sale, assignment or other transfer of such Common Stock originally issued by the Company to SEP I are referred to as “Registrable Securities.” Under the Registration Rights Agreement, SEP I and its transferees have certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Securities pursuant to which the Company is required to use its best efforts to effect the registration of such Registrable Securities on the applicable form or to include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable. These registration rights are subject to conditions and limitations, including the lock-up agreements described under the section entitled “Underwriting and Conflicts of Interest” in the Prospectus, the total number of demand registrations that the Company is required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under specified circumstances. The Company will pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter or brokers’ discounts or commissions. The Company also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the Registration Rights Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

On December 19, 2011, in connection with the closing of the IPO, the Company entered into Indemnification Agreements (each, an “Indemnification Agreement”) with each of the directors and executive officers of the Company (each, an “Indemnitee”). Each Indemnification Agreement requires the Company to, among other things, indemnify each Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s directors or executive officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. Each Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware General Corporation Law and is in addition to any other rights an Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of each Indemnification Agreement, which are filed as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

As more fully described in the sections entitled “Prospectus Summary”, “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management” in the Prospectus, SEP I owns 66.2% of the outstanding Common Stock, or 66.9% if the underwriters do not exercise in full their option to purchase an additional 1,500,000 shares of Common Stock. Members of the Sanchez Group, including SOG, own a 0.5% general partner interest in SEP I and an aggregate 23% limited partner interest in SEP I. SEP Holdings III and Marquis LLC are each a wholly owned subsidiary of the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets

Marquis Contribution Agreement

On November 8, 2011, the Company entered into a Contribution Agreement (the “Marquis Contribution Agreement”) with Ross Exploration, Inc. (“Ross Exploration”) to acquire Marquis LLC, which owns a 100% working interest and an approximate 75% net revenue interest in approximately 55,000 net undeveloped acres in Fayette, Lavaca, Atascosa, Webb and DeWitt Counties of South Texas. On December 19, 2011, in connection with the closing of the IPO and the closing of the transactions contemplated by the Marquis Contribution Agreement, the Company paid Ross Exploration approximately $89 million in cash and issued to Ross Exploration 909,091 shares of Common Stock in exchange for 100% of the limited liability company interests in Marquis LLC. The acreage that the Company acquired is subject to an overriding royalty interest that was previously conveyed by Ross Exploration to an affiliate as part of the transactions contemplated by the Marquis Contribution Agreement. The overriding royalty interest is equal to the difference (expressed as a percentage), if positive, between (i) the difference (expressed as a percentage) between (A) 100% minus (B) the sum of all existing royalty reserved under such properties, rights and interests plus all currently existing overriding royalty interests and similar burdens on production, minus (ii) 75%.

The Marquis Contribution Agreement contains customary representations and warranties of the parties that relate to various aspects of the properties acquired by the Company and other matters of the parties. The representations and warranties of Ross Exploration survive the closing for a period of one year. Ross Exploration is required to indemnify the Company and its affiliates against all losses arising from or relating to any breaches of Ross Exploration’s representations or warranties or covenants or agreements under the Marquis Contribution Agreement. The Marquis Contribution Agreement provides that no indemnification claim against Ross Exploration can be made with respect to representations and warranties for individual losses less than $25,000 and until losses total more than $2 million, and then only to the extent that such losses exceed $2 million. The Company, on the other hand, has generally agreed to indemnify Ross Exploration for any and all losses suffered by Ross Exploration and its affiliates relating to the ownership and operation of the properties acquired whenever arising, except to the extent Ross Exploration has otherwise agreed to indemnify the Company. In addition, Ross Exploration has agreed to indemnify the Company for certain tax liabilities attributable to the properties acquired or incurred by Marquis LLC before the closing and the Company has agreed to indemnify Ross Exploration for certain tax liabilities attributable to the properties acquired or incurred by Marquis LLC after closing.

The Marquis Contribution Agreement contains additional provisions relating to title defects. Claims relating to title defects must be asserted by the Company not later than January 31, 2012, in which case any such defects not identified by the Company will at such time be deemed waived. To date, the Company has asserted title defects with respect to 143 acres held by Marquis LLC. Ross Exploration has 30 business days from January 31, 2012 (the “Post-Closing Cure Period”) to cure any title defects. No later than 30 days after the Post-Closing Cure Period, the Company will deliver to Ross Exploration a final settlement statement setting forth each adjustment to the cash portion of the purchase price contemplated by the Marquis Contribution Agreement, including any additional title defects discovered by the Company within the permitted period but after the fifth business day prior to closing. Ross Exploration will have 15 days after receipt of the final settlement statement to object, and the Company will have 15 days from receipt of any such objections to respond; any disputes will be submitted for arbitration. If the cash portion shown on the final settlement statement is greater than that paid by the Company at closing, the Company will pay the difference to Ross Exploration within five business days after the settlement statement has been finalized. If the cash portion of the purchase price is less than that paid by the Company at closing, Ross Exploration will pay the difference to the Company with five business days after the settlement statement has been finalized.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Marquis Contribution Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

SEP I Contribution Agreement

On December 19, 2011, in connection with the closing of the IPO, the Company consummated the Contribution, Conveyance and Assumption Agreement (the “SEP I Contribution Agreement” and, together with the Marquis Contribution Agreement, the “Contribution Agreements”) with SEP I, pursuant to which SEP I contributed 100% of its limited liability company interests in SEP Holdings III to the Company in exchange for a cash payment of $50 million and the issuance by the Company of 21,340,909 shares of Common Stock. At the closing of the IPO, the Company withheld 750,000 shares from the total number of shares issuable to SEP I pursuant to the SEP I Contribution Agreement. To the extent that the underwriters in the IPO do not exercise their option to purchase additional shares of Common Stock, the Company will issue one-half of the remainder of the shares of Common Stock subject to the option (or up to 750,000 additional shares of Common Stock), if any, to SEP I pursuant to the SEP I Contribution Agreement. To the extent that the underwriters in the IPO do not exercise their option to purchase additional shares of Common Stock, SEP I will receive cash in lieu of shares for the number of shares of Common Stock withheld but not issued to it pursuant to the SEP I Contribution Agreement. If the underwriters in the IPO do not exercise their option to purchase additional shares of Common Stock, SEP I will hold 22,090,909 shares of Common Stock.

The SEP I Contribution Agreement contains covenants, representations and warranties with respect to SEP Holdings III and the Company’s properties and certain other covenants that are customary for acquisitions in the oil and natural gas industry, most of which terminated at the closing of the IPO (with the exception of certain fundamental representations and warranties) and the substantially concurrent acquisition of 100% of the limited liability company interests in SEP Holdings III. Subject to certain exceptions, the SEP I Contribution Agreement contains a general release under which the Company releases SEP I and its affiliates, successors and assigns, and SEP I releases the Company and its affiliates, successors and assigns from any liabilities arising from events between the Company and its affiliates, on one hand, and SEP I and its affiliates, on the other, occurring on or before the closing of the IPO, which includes events in connection with implementing the IPO. Under the SEP I Contribution Agreement, the Company is entitled to indemnification for certain liabilities, and the Company is required to indemnify SEP I for certain liabilities. SEP I is required to indemnify the Company and its affiliates for (i) any breach or inaccuracy of a representation or warranty of SEP I in the SEP I Contribution Agreement that survives closing, (ii) any breach of any agreement or covenant of SEP I made under the SEP I Contribution Agreement or in connection with its transactions with the Company, (iii) for a period of one year following the closing, any breach or violation of an environmental law by SEP I or its affiliates with respect to the contributed properties and assets that occurred prior to the closing, and (iv) certain tax liabilities attributable to SEP Holdings III or its properties or assets prior to the closing. The Company, on the other hand, is required to indemnify SEP I and its affiliates for (a) the ownership of SEP Holdings III or its properties and assets and the operation of SEP Holdings III after closing, except to the extent SEP I is required to indemnify the Company, (b) any breach or inaccuracy by the Company of representation or warranty in the SEP I Contribution Agreement that survives closing, (c) any breach of any agreement or covenant of the Company made under the SEP I Contribution Agreement or in connection with its transactions with SEP I, or (d) certain tax liabilities attributable to SEP Holdings III or its properties or assets after the closing.

Neither the Company nor SEP I will be required to indemnify the other unless damages with respect to a claim exceed $100,000 and the damages for all claims exceed $2,000,000, and then only for such excess amount up to $10 million. However, the deductible does not apply to certain “fundamental” representations or warranties that survive closing (such as those relating to organization, authority and approval), and the $10 million ceiling does not apply to the Company’s obligation to indemnify SEP I for post-closing liabilities associated with SEP Holdings III after closing or the Company’s representations and warranties regarding authorization and valid issuance of shares of Common Stock, nor does it apply to SEP I’s representations and warranties with respect to title to the limited liability company interests in SEP Holdings III; provided, that the maximum amount the Company or SEP I may be liable for such representations and warranties will be the aggregate value of the consideration paid to SEP I for the limited liability company interests in SEP III, less any other indemnification payments under the SEP I Contribution Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the SEP I Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The description in Item 2.01 above of the issuances of shares of Common Stock by the Company on December 19, 2011, in connection with the consummation of the transactions contemplated by the Marquis Contribution Agreement and the SEP I Contribution Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, by Section 4(2) thereof. The Company believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

2.1	Contribution, Conveyance and Assumption Agreement, dated as of December 19, 2011, by and between Sanchez Energy Partners I, LP and Sanchez Energy Corporation.

2.2	Contribution Agreement, dated November 8, 2011, by and between Ross Exploration, Inc. and Sanchez Energy Corporation (previously filed as Exhibit 3.2 to Amendment No. 3 to the registrant’s registration statement on Form S-1 (File. No. 333-176613) and incorporated herein by reference).

10.1	Services Agreement, dated as of December 19, 2011, by and between Sanchez Oil & Gas Corporation and Sanchez Energy Corporation.

10.2	Geophysical Seismic Data Use License Agreement, dated as of December 19, 2011, by and among Sanchez Oil & Gas Corporation, Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC.

10.3	Registration Rights Agreement, dated as of December 19, 2011, by and between Sanchez Energy Corporation and Sanchez Energy Partners I, LP.

10.4	Indemnification Agreement, dated as of December 19, 2011, between Sanchez Energy Corporation and Antonio R. Sanchez, III.

10.5	Indemnification Agreement, dated as of December 19, 2011, between Sanchez Energy Corporation and Michael G. Long.

10.6	Indemnification Agreement, dated as of December 19, 2011, between Sanchez Energy Corporation and Gilbert A. Garcia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: December 22, 2011	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Contribution, Conveyance and Assumption Agreement, dated as of December 19, 2011, by and between Sanchez Energy Partners I, LP and Sanchez Energy Corporation.

2.2	Contribution Agreement, dated November 8, 2011, by and between Ross Exploration, Inc. and Sanchez Energy Corporation (previously filed as Exhibit 3.2 to Amendment No. 3 to the registrant’s registration statement on Form S-1 (File. No. 333-176613) and incorporated herein by reference).

10.1	Services Agreement, dated as of December 19, 2011, by and between Sanchez Oil & Gas Corporation and Sanchez Energy Corporation.

10.2	Geophysical Seismic Data Use License Agreement, dated as of December 19, 2011, by and among Sanchez Oil & Gas Corporation, Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC.

10.3	Registration Rights Agreement, dated as of December 19, 2011, by and between Sanchez Energy Corporation and Sanchez Energy Partners I, LP.

10.4	Indemnification Agreement, dated as of December 19, 2011, between Sanchez Energy Corporation and Antonio R. Sanchez, III.

10.5	Indemnification Agreement, dated as of December 19, 2011, between Sanchez Energy Corporation and Michael G. Long.

10.6	Indemnification Agreement, dated as of December 19, 2011, between Sanchez Energy Corporation and Gilbert A. Garcia.